Exhibit 10.29

THE CONTAINER STORE GROUP, INC.

SECOND AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

Non-employee members of the board of directors (the “Board”) of The Container Store Group, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Second Amended and Restated Non-Employee Director Compensation Policy (this “Policy”). The cash and equity compensation described in this Policy shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who is not an employee of the Company or any parent or subsidiary of the Company (each, a “Non-Employee Director”) who may be eligible to receive such cash or equity compensation, unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company. This Policy shall remain in effect until it is revised or rescinded by further action of the Board. This Policy may be amended, modified or terminated by the Board at any time in its sole discretion. The terms and conditions of this Policy shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors. No Non-Employee Director shall have any rights hereunder, except with respect to equity awards granted pursuant to the Policy. This Policy shall become effective on October 27, 2014 (the “Effective Date”) and shall supersede any and all prior director compensation policies of the Company.

1.	Cash Compensation.

(a) Annual Retainers. Each Non-Employee Director shall receive an annual retainer of $80,000 for service on the Board.

(b) Additional Annual Retainers. In addition, a Non-Employee Director shall receive the following annual retainers:

(i) Lead Director. A Non-Employee Director serving as Lead Director shall receive an additional annual retainer of $25,000 for such service.

(ii) Audit Committee. A Non-Employee Director serving as Chairperson of the Audit Committee shall receive an additional annual retainer of $15,000 for such service.

(iii) Culture and Compensation Committee. A Non-Employee Director serving as Chairperson of the Compensation Committee shall receive an additional annual retainer of

$15,000 for such service.

(iv) Nominating and Corporate Governance Committee. A Non-Employee Director serving as Chairperson of the Nominating and Corporate Governance Committee shall receive an additional annual retainer of $15,000 for such service.

(v) Payment of Retainers. The annual retainers described in Sections 1(a) and 1(b) shall be earned on a quarterly basis based on a calendar quarter and shall be payable by the Company in advance each calendar quarter. In the event that, following the Effective Date, a Non-Employee Director is initially elected or appointed to the Board (the date of such initial election or appointment, such Non- Employee Director’s “Start Date”) on any date other than the first day of a calendar quarter, such Non- Employee Director shall receive, on or as soon as practicable following such Non-Employee Director’s Start Date, a prorated portion of the retainer(s) otherwise payable to such Non-Employee Director for such quarter pursuant to Section 1(b), with such prorated portion determined by multiplying such otherwise payable retainer(s) by a fraction, the numerator of which is the number of days remaining from such Non- Employee Director’s Start Date until the end of the applicable calendar quarter and the denominator of which is the number of days in the applicable calendar quarter.

2. Equity Compensation. Non-Employee Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s Amended and Restated 2013 Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (the “Equity Plan”) and shall be granted subject to the execution and delivery of award agreements, including attached exhibits, in substantially the forms previously approved by the Board. All applicable terms of the Equity Plan apply to this Policy as if fully set forth herein, and all grants of equity awards hereby are subject in all respects to the terms of the Equity Plan.

(a) Annual Awards. A Non-Employee Director who (i) serves on the Board as of the date of any annual meeting of the Company’s stockholders (an “Annual Meeting”) after the Effective Date and (ii) will continue to serve as a Non-Employee Director immediately following such Annual Meeting shall be automatically granted an equity award with respect to shares of Company common stock in the form of stock options, restricted shares or restricted stock units, as determined by the Board, that has a value on the date of grant of $100,000 (with the number of shares subject to such award subject to adjustment as provided in the Equity Plan) on the date of such Annual Meeting. The awards described in this Section 2(a) shall be referred to as “Annual Awards.” For the avoidance of doubt, a Non-Employee Director elected for the first time to the Board at an Annual Meeting shall only receive an Annual Award in connection with such election, and shall not receive any Initial Award on the date of such Annual Meeting as well. For purposes of this Section 2(a) and Section 2(b), the value of stock options shall be equal to the Black-Scholes value and the value of restricted shares and restricted stock units shall be equal to the aggregate Fair Market Value (as defined in the Equity Plan) of the shares subject to such awards on the date such awards are granted.

(b) Initial Awards. Except as otherwise determined by the Board, each Non-Employee Director who is initially elected or appointed to the Board after the Effective Date and on a date other than the date of an Annual Meeting shall be automatically granted, on such Non-Employee Director’s Start Date, an equity award with respect to shares of Company common stock in the form of stock options, restricted shares or restricted stock units, as determined by the Board, that has a value on such Non-Employee Director’s Start Date equal to the product of (i) $100,000 and (ii) a fraction, the numerator of which is (x) 365 minus (y) the number of days in the period beginning on the date of the Annual Meeting immediately preceding such Non-Employee Director’s Start Date and ending on such Non-Employee Director’s Start Date and the denominator of which is 365 (with the number of shares subject to such award subject to adjustment as provided in the Equity Plan). The awards described in this Section 2(b) shall be referred to as “Initial Awards.” No Non-Employee Director shall be granted more than one Initial Award.

(c) Termination of Service of Employee Directors. Each member of the Board who is an employee of the Company or any parent or subsidiary of the Company whose employment with the Company and any parent or subsidiary of the Company is terminated but who remains on the Board (and becomes a Non-Employee Director) following such termination of employment will receive an Initial Award pursuant to Section 2(b) above on the date of his or her termination of employment (which shall  be considered such Non-Employee Director’s Start Date for purposes of such Initial Award) and, to the extent that he or she is otherwise eligible, will receive, after such termination of employment, Annual Awards as described in Section 2(a) above.

(d)	Terms of Awards Granted to Non-Employee Directors

(i) Purchase Price. If the Initial Award or Annual Award is granted in the form of stock options, the per share exercise price of each such option granted to a Non-Employee Director shall equal the Fair Market Value of a share of Company common stock on the date the option is granted.

(ii) Vesting. Each Annual Award and each Initial Award shall vest (and, in the case of options, become exercisable) in substantially equal installments as follows, in each case subject to the Non-Employee Director continuing in service through the applicable vesting date:

(A) The first installment of each Annual Award and each Initial Award shall vest (and, in the case of options, become exercisable) on the earlier of (x) the day immediately preceding the date of the first Annual Meeting following the date of grant and (y) the first anniversary of the date of grant.

(B) The second installment of each Annual Award and each Initial Award shall vest (and, in the case of options, become exercisable) on the earlier of (x) the day immediately preceding the date of the second Annual Meeting following the date of grant and (y) the second anniversary of the date of grant.

(C) The third installment of each Annual Award and each Initial Award shall vest (and, in the case of options, become exercisable) on the earlier of (x) the day immediately preceding the date of the third Annual Meeting following the date of grant and (y) the third anniversary of the date of grant.

No portion of an Annual Award or Initial Award that is unvested or unexercisable at the time of a Non- Employee Director’s Termination of Service (as defined in the Equity Plan) shall become vested and exercisable, respectively, thereafter. All of a Non-Employee Director’s Annual Awards and Initial Awards shall vest (and, in the case of options, become exercisable) in full immediately prior to the occurrence of a Change in Control (as defined in the Equity Plan), to the extent outstanding at such time.

(iii) Term. The term of each stock option granted to a Non-Employee Director shall be ten (10) years from the date the option is granted.

* * * * *

3